Exhibit 10.2

                                    NORTHLAND
                                 CRANBERRIES, INC.          JOHN SWENDROWSKI
                                                             CHAIRMAN & CEO


                                 April 21, 2000


Mr. Scott R. Corriveau
5810 High Point Court
Wisconsin Rapids, WI  54494

Dear Scott:

     This letter will confirm the mutual agreement between you and Northland Cranberries, Inc. (the "Company") to terminate the Key Executive Employment and Severance Agreement, dated as of December 7, 1998, by and between you and the Company (the "Agreement"), on the terms and conditions set forth herein. The Company and you hereby agree that the Agreement will be terminated and that neither you nor the Company will have any further rights or obligations thereunder effective as of the day prior to the consummation of a Change in Control of the Company (as defined in the Northland Cranberries, Inc. Severance and Stay Bonus Plan (the "Plan")) in exchange for the benefits provided to you under the Plan as adopted by the Board of Directors of the Company effective April 14, 2000. If the Plan is amended in any way adverse to your interests or is terminated prior to a Change in Control of the Company, then this letter agreement shall be null and void.

                                       Very truly yours,

                                       /s/ John Swendrowski

                                       John Swendrowski
                                       Chairman and CEO


Agreed to and Accepted this 21st day of April, 2000


/s/ Scott R. Corriveau
----------------------------
Scott R. Corrieveau


800 First Avenue South * P.O. Box 8020 * Wisconsin Rapids, WI 54495-8020 * 715-424-4444 * Fax 715-422-6800